Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned executive officer of Peoples Community Bancorp, Inc. (the “Registrant”) hereby certifies that the Registrant’s Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934, as amended and that the information contained therein fairly presents, in all material respects, the consolidated financial condition and results of operations of the Registrant.

Date: April 30, 2009	By:	/s/ Thomas J. Noe
Thomas J. Noe
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Peoples Community Bancorp, Inc. and will be retained by Peoples Community Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.